Exhibit 3.59

CANADA

Certificate of Incorporation

Canada Business Corporation Act

DOPACO	CANADA, INC.	48604
	Name of Corporation	Number

I hereby certify that the above-mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

		March 24, 1980
	Director	Date of Incorporation

CORPORATIONS ACT FORM 1 ARTICLES OF INCORPORATION (SECTION 6)

Name of corporation

DOPACO CANADA, INC.
The place in Canada where the registered office is to be situated

Orangeville, Ontario
The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of common shares

Restrictions if any on share transfers

The annexed Schedule 1 is incorporated in this form.

Number (or minimum and maximum number) of directors

Minimum 1 - Maximum 7
Restrictions if any on business the corporation may carry on

None

Other provisions if any

The annexed Schedule 2 is incorporated in this form.

Incorporators

Names	Address (include postal code)	Signature

Donald M. Hendy	40 du Rhone, Apt. 706 St. Lambert, Quebec	/s/ Donald M. Hendy

FOR DEPARTMENTAL USE ONLY
Corporation NO	Filed
48604	March 31, 1980
CA - 1385 (4 - 79)

SCHEDULE 1

4.1           No shares of the capital stock of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

SCHEDULE 2

7.1           The number of shareholders of the Corporation shall be limited to fifty (50), not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

7.2           Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

7.3           The directors of the Corporation may from time to time without authorization from the shareholders:

7.3.1        borrow money upon the credit of the Corporation;

7.3.2        limit or increase the amount to be borrowed;

7.3.3        issue, reissue, sell or pledge debt obligations of the Corporation for such sums and at such prices as may be deemed expedient;

7.3.4.       subject to section 42, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

7.3.5.       mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.